Exhibit 99.1

DATE: May 11, 2005

From:

NSP Holdings L.L.C. and Norcross Safety Products L.L.C.

2211 York Road

Oak Brook, IL  60523

Contact:

David F. Myers, Jr.

(630) 572-5715

FOR IMMEDIATE RELEASE

NSP HOLDINGS L.L.C. AND NORCROSS SAFETY PRODUCTS L.L.C. ANNOUNCE

FIRST QUARTER 2005 RESULTS

OAK BROOK, IL May 11, 2005 – NSP Holdings L.L.C (“Holdings”) and Norcross Safety Products L.L.C. (“NSP” and collectively with Holdings, the “Company”), today announced results for the first quarter ended April 2, 2005.  The following discussion presents results for both NSP and the Company where the results between the two differ.

For the first quarter 2005, net sales of the Company were $120.4 million compared to $109.1 million in the first quarter 2004. Income from operations was $15.6 million and $14.5 million for NSP and $15.5 and $14.3 for the Company for the three months ended April 2, 2005 and April 3, 2004, respectively.  Earning before interest, taxes, depreciation, and amortization (EBITDA) increased to $18.1 million from $16.9 million in the first quarter of 2004 for NSP, and increased to $17.9 million from $16.8 million in the first quarter of 2004 for the Company.

The Company’s net sales increase of $11.3 million, or 10.4%, was attributable to increased net sales in each of our three operating segments. In our general industrial segment, the net sales increase of $6.7 million, or 8.8%, was primarily due to: higher net sales in the United States, overall organic growth in our Canadian and European operations, and favorable exchange rates. In our fire service segment, net sales increased $2.7 million, or 13.3%, reflecting strong market demand. In our utility/high voltage segment, net sales increased $1.9 million, or 15.3%, primarily driven by strong overall market demand and new product penetration.

The Company’s gross profit increased by $4.4 million, or 11.0%, primarily due to the increase in net sales. Gross profit margin of 37.2% in the first quarter of 2005 was favorable to the 37.0% gross profit margin in the prior-year quarter.

In the first quarter 2005, income from operations increased $1.1 million, or 7.6% for NSP and $1.2 million, or 7.9% for the Company. In our general industrial segment, income from operations decreased by $0.1 million, or 1.5% as higher net sales were offset by higher overall operating expenses. In our fire service segment, income from operations increased by $0.4 million, or 11.2%, primarily due to the increase in net sales. In our utility/high voltage segment, income from operations increased by $1.0 million, or 35.6%, primarily due to higher net sales and improved manufacturing performance. Corporate expenses increased $0.2 million for NSP and $0.1 million for Holdings, with both increases driven by higher payroll and administrative expenses including costs associated with public reporting and Sarbanes-Oxley Act related compliance requirements.

As of April 2, 2005, NSP and the Company had working capital of $129.6 million and $162.7 million and cash of $16.9 million and $51.0 million, respectively. The Company’s capital expenditures were $1.3 million in the first quarter of 2005 and $1.5 million in the first quarter of 2004.

The following table reconciles net income to EBITDA for NSP:

	Three Months Ended
	April 3, 2004	April 2, 2005

Net income	$7,327	$8,292
Add:
Interest expense, net	5,601	5,349
Income tax expense	1,033	1,574
Depreciation and amortization expense	2,979	2,847
EBITDA (1)	$16,940	$18,062

The following table reconciles net income to EBITDA for the Company:

	Three Months Ended
	April 3, 2004	April 2, 2005

Net income	$3,866	$3,194
Add:
Interest expense, net	8,906	10,293
Income tax expense	1,036	1,604
Depreciation and amortization expense	2,979	2,847
EBITDA (1)	$16,787	$17,938

(1)          EBITDA does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by accounting principles generally accepted in the United States (GAAP), and NSP’s and the Company’s calculations thereof may not be comparable to that reported by other companies. EBITDA is calculated above as it is a basis upon which NSP and the Company assesses their liquidity position and because we believe that they present useful information to investors regarding a company’s ability to service and/or incur indebtedness. This belief is based on NSP’s and the Company’s negotiations with its lenders who have indicated that the amount of indebtedness it will be permitted to incur will be based, in part, on measures similar to their EBITDA. EBITDA does not take into account NSP’s and the Company’s working capital requirements, debt service requirements and other commitments and, accordingly, are not necessarily indicative of amounts that may be available for discretionary use.

We are a leading designer, manufacturer and marketer of branded products in the personal protection equipment industry. We manufacture and market a full line of personal protection equipment for workers in the general industrial, fire service and utility/high voltage industries. We sell products under trusted, long-standing and well-recognized brand names, including North, Morning Pride, Ranger, Servus, Pro-Warrington and Salisbury. Our broad product offering includes, among other things, respiratory protection, protective footwear, hand protection, bunker gear and linemen equipment.

We have scheduled a conference call to discuss our financial results on Friday, May 13 at 10:00 a.m. EDT.  The call in number is (800) 729-7116.  A recording of the conference call will be available for 72 hours after the completion of the call.  The recording can be accessed by dialing (800) 633-8284 and entering reservation number 21246995.

This press release contains forward-looking information.  These statements reflect management’s expectations, estimates, and assumptions, based on information available at the time of the statement.  Forward-looking statements include, but are not limited to, statements regarding future events, plans, goals, objectives, and expectations.  The words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “intent,” “likely,” “will,” “should,” and similar expressions are intended to identify forward-looking statements.  Forward-looking statements are not guarantees of future performance and involve risks, uncertainties, and other factors, including those set forth below, which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by those statements.  Important factors that could cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by those statements include, but are not limited to:  (i) our high degree of leverage and significant debt service obligations; (ii) the impact of current and future laws and governmental regulations affecting us or our product offerings; (iii) the impact of governmental spending; (iv) our ability to retain existing customers, maintain key supplier status with those customers with which we have achieved such status and obtain new customers; (v) the highly competitive nature of the personal protection equipment industry; (vi) any future changes in management; (vii) acceptance by consumers of new products we develop or acquire; (viii) the importance and costs of product innovation; (ix) unforeseen problems associated with international sales, including gains and losses from foreign currency exchange and restrictions on the efficient repatriation of earnings; (x) the unpredictability of patent protection and other intellectual property issues; (xi) cancellation of current orders; (xii) the outcome of pending product liability claims and the availability of indemnification for those claims; (xiii) general risks associated with the personal protection equipment industry; and (xiv) the successful integration of acquired companies on economically acceptable terms.   We undertake no obligation to publicly update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, or changes to future results over time.

Norcross Safety Products L.L.C.

Consolidated Statements of Operations

(Amounts in Thousands) (Unaudited)

	Three Months Ended
	April 3, 2004	April 2, 2005

Net sales	$109,073	$120,423
Cost of goods sold	68,707	75,602
Gross profit	40,366	44,821
Operating expenses:
Selling	10,404	11,857
Distribution	5,368	6,274
General and administrative	9,968	10,943
Amortization of intangibles	126	142
Total operating expenses	25,866	29,216
Income from operations	14,500	15,605
Other expense (income):
Interest expense	5,636	5,599
Interest income	(35)	(250)
Other, net	534	386
Income before income taxes and minority interest	8,365	9,870
Income tax expense	1,033	1,574
Minority interest	5	4
Net income	$7,327	$8,292

Norcross Safety Products L.L.C.

Consolidated Balance Sheets

(Amounts in Thousands) (Unaudited)

	December 31, 2004	April 2, 2005
Assets
Current assets:
Cash and cash equivalents	$35,731	$16,922
Accounts receivable, less allowance of $2,063 and $2,165 in 2004 and 2005, respectively	61,167	69,707
Inventories	82,532	83,503
Deferred income taxes	60	60
Prepaid expenses and other current assets	3,183	2,980
Total current assets	182,673	173,172
Property, plant, and equipment, net	51,809	49,581
Deferred financing costs, net	9,394	8,934
Goodwill, net	132,662	132,986
Other intangible assets, net	6,256	6,080
Other noncurrent assets	5,689	5,491
Total assets	$388,483	$376,244

Liabilities and member’s equity
Current liabilities:
Accounts payable	$17,871	$20,315
Accrued expenses	28,127	20,596
Current maturities of long-term obligations	15,252	2,690
Total current liabilities	61,250	43,601
Pension, post-retirement and deferred compensation	22,923	22,937
Long-term obligations	238,314	237,889
Other noncurrent liabilities	1,653	1,646
Deferred income taxes	4,799	5,036
Minority interest	142	139
	267,831	267,647

Member’s equity:
Contributed capital	116,060	116,060
Accumulated deficit	(42,447)	(34,155)
Due from NSP Holdings L.L.C.	(17,740)	(17,918)
Accumulated other comprehensive income	3,529	1,009
Total member’s equity	59,402	64,996
Total liabilities and member’s equity	$388,483	$376,244

Norcross Safety Products L.L.C.

Consolidated Statements of Cash Flows

(Amounts in Thousands) (Unaudited)

	Three Months Ended
	April 3 2004	April 2, 2005
Operating activities
Net income	$7,327	$8,292
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	2,853	2,705
Amortization of intangibles	126	142
Amortization of deferred financing costs	441	461
Amortization of original issue discount	22	25
Deferred income taxes	(46)	237
Minority interest	5	4
Changes in operating assets and liabilities:
Accounts receivable	(9,029)	(8,540)
Inventories	(1,315)	(969)
Prepaid expenses and other current assets	(388)	220
Other noncurrent assets	(30)	73
Accounts payable	202	2,445
Accrued expenses	(7,229)	(7,533)
Pension, postretirement and deferred compensation	787	14
Other noncurrent liabilities	(2)	(6)
Other	3	(6)
Net cash used in operating activities	(6,273)	(2,436)

Investing activities
Purchase of businesses, net of cash acquired	(112)	(431)
Purchases of property, plant, and equipment	(1,507)	(1,327)
Due from NSP Holdings L.L.C.	(178)	(178)
Net cash used in investing activities	(1,797)	(1,936)

Financing activities
Payments of debt	(937)	(13,013)
Net cash used in financing activities	(937)	(13,013)
Effect of exchange rate changes on cash	(474)	(1,424)
Net decrease in cash and cash equivalents	(9,481)	(18,809)
Cash and cash equivalents at beginning of period	16,341	35,731
Cash and cash equivalents at end of period	$6,860	$16,922

NSP Holdings L.L.C.

Consolidated Statements of Operations

(Amounts in Thousands) (Unaudited)

	Three Months Ended
	April 3, 2004	April 2, 2005

Net sales	$109,073	$120,423
Cost of goods sold	68,707	75,602
Gross profit	40,366	44,821
Operating expenses:
Selling	10,404	11,857
Distribution	5,368	6,274
General and administrative	10,121	11,067
Amortization of intangibles	126	142
Total operating expenses	26,019	29,340
Income from operations	14,347	15,481
Other expense (income):
Interest expense	8,941	10,721
Interest income	(35)	(428)
Other, net	534	386
Income before income taxes and minority interest	4,907	4,802
Income tax expense	1,036	1,604
Minority interest	5	4
Net income	$3,866	$3,194

NSP Holdings L.L.C.

Consolidated Balance Sheets

(Amounts in Thousands) (Unaudited)

	December 31, 2004	April 2, 2005
Assets
Current assets:
Cash and cash equivalents	$35,731	$50,958
Accounts receivable, less allowance of $2,063 and $2,165 in 2004 and 2005, respectively	61,167	69,707
Inventories	82,532	83,503
Deferred income taxes	60	60
Prepaid expenses and other current assets	3,183	2,980
Total current assets	182,673	207,208
Property, plant, and equipment, net	51,809	49,581
Deferred financing costs, net	9,960	13,060
Goodwill, net	132,662	132,986
Other intangible assets, net	6,256	6,080
Other noncurrent assets	5,831	5,633
Total assets	$389,191	$414,548

Liabilities and members’ deficit
Current liabilities:
Accounts payable	$17,871	$20,315
Accrued expenses	29,024	21,527
Current maturities of long-term obligations	15,252	2,690
Total current liabilities	62,147	44,532
Pension, post-retirement and deferred compensation	22,923	22,937
Long-term obligations	238,314	340,630
Mandatorily redeemable preferred units	134,310	76,551
Other noncurrent liabilities	1,653	1,646
Deferred income taxes	4,799	5,036
Minority interest	142	139
	402,141	446,939

Members’ deficit:
Class E units	1	1
Common units:
Class A units	38,676	38,676
Class C units	188	188
Class D units	1,248	1,248
Accumulated deficit	(118,739)	(118,045)
Accumulated other comprehensive income	3,529	1,009
Total members’ deficit	(75,097)	(76,923)
Total liabilities and members’ deficit	$389,191	$414,548

NSP Holdings L.L.C.

Consolidated Statements of Cash Flows

(Amounts in Thousands) (Unaudited)

	Three Months Ended
	April 3 2004	April 2, 2005
Operating activities
Net income	$3,866	$3,194
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	2,853	2,705
Amortization of intangibles	126	142
Amortization of deferred financing costs	441	601
Amortization of original issue discount	22	25
Deferred income taxes	(46)	237
Minority interest	5	4
Noncash interest	3,294	4,982
Changes in operating assets and liabilities:
Accounts receivable	(9,029)	(8,540)
Inventories	(1,315)	(969)
Prepaid expenses and other current assets	(388)	220
Other noncurrent assets	(30)	73
Accounts payable	202	2,445
Accrued expenses	(7,241)	(7,499)
Pension, postretirement and deferred compensation	787	14
Other noncurrent liabilities	(2)	(6)
Other	4	(6)
Net cash used in operating activities	(6,451)	(2,378)

Investing activities
Purchase of businesses, net of cash acquired	(112)	(431)
Purchases of property, plant, and equipment	(1,507)	(1,327)
Net cash used in investing activities	(1,619)	(1,758)

Financing activities
Payments for deferred financing costs	—	(3,700)
Proceeds from borrowings	—	100,000
Payments of debt	(953)	(13,013)
Distributions on preferred units	—	(60,000)
Distributions on common units	—	(2,500)
Net cash (used in) provided by financing activities	(953)	20,787
Effect of exchange rate changes on cash	(458)	(1,424)
Net decrease in cash and cash equivalents	(9,481)	15,227
Cash and cash equivalents at beginning of period	16,341	35,731
Cash and cash equivalents at end of period	$6,860	$50,958